UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 25, 2010 (October 25, 2010)

Date of Report (Date of earliest event reported)

INERGY HOLDINGS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34663	43-1792470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, Inergy, L.P. (“Inergy”), Inergy Holdings, L.P. (“Holdings”) and the other parties thereto entered into an Agreement and Plan of Merger on August 7, 2010, which was amended and restated by the First Amended and Restated Agreement and Plan of Merger, dated as of September 3, 2010, as part of a plan to simplify the capital structures of Inergy and Holdings (the “Merger Agreement”). Following the announcement of the Merger Agreement, five unitholder class action lawsuits were filed by Holdings unitholders challenging the proposed merger (the “Holdings Unitholder Lawsuits”). The Holdings Unitholder Lawsuits allege a variety of causes of action challenging the proposed merger, including that the named directors and officers have breached their fiduciary duties in connection with the proposed merger and that the named entities have aided and abetted in these breaches of the directors and officers’ fiduciary duties. Specifically, the Holdings Unitholder Lawsuits allege, among other things, that (i) the consideration offered by Inergy is unfair and inadequate, (ii) the merger is structured to preclude other potential purchasers of Holdings from proposing a competing transaction, (iii) the named directors and officers have engaged in “self-dealing” and, through the merger, will obtain benefits not equally shared by the public unitholders of Holdings, and (iv) the Registration Statement on Form S-4 filed by Inergy on September 3, 2010 fails to disclose material information regarding the proposed merger. The Holdings Unitholder Lawsuits were consolidated on October 7, 2010 (the “Consolidated Holdings Action”).

In addition to the Consolidated Holdings Action, a sixth Holdings unitholder class action lawsuit, Platt v. John J. Sherman, et al., No. 4:10-cv-991, has been filed in the United States District Court for the Western District of Missouri. The Platt lawsuit brings claims alleging: (1) a violation of Section 14(a) of the Securities Exchange Act of 1934, as amended, alleging that the definitive proxy statement filed on Schedule 14A on October 1, 2010 contained false and misleading statements and failed to disclose material facts regarding the negotiation of the merger agreement and the value of Holdings; (2) breach of fiduciary duty against Holdings GP and the directors of Holdings GP; and (3) aiding and abetting a breach of fiduciary duty against Holdings GP and Inergy. The specific allegations include the following: (i) Holdings negotiated an inadequate price for its units; (ii) the directors of Holdings GP breached their fiduciary duties by including deal protection devices such as a limited “go-shop” period and a termination fee within the merger agreement; (iii) directors of Holdings GP engaged in self-dealing and will benefit personally from the proposed merger at the expense of unaffiliated unitholders; and (iv) Holdings failed to disclose the underlying methodologies, projections, key inputs, and multiples relied upon by its financial advisor, including the bases for the financial forecasts provided by Holdings management to TudorPickering and the identities, descriptions, and premiums paid in comparable transactions, limiting the ability of voting unitholders to assess the credibility of the TudorPickering fairness opinion. The Platt lawsuit, like the other Holdings Unitholder Lawsuits, seeks (i) to enjoin the consummation of the merger or rescind the merger should it take place, (ii) damages, (iii) an account or disgorgement of profits, and (iv) attorneys’ fees. The Platt plaintiff filed a motion for expedited proceedings on October 13, 2010.

On October 25, 2010, the parties entered into a Memorandum of Understanding (the “MOU”) with the plaintiffs regarding the settlement of the Consolidated Holdings Action and the Platt lawsuit. The MOU provides that Holdings will make certain supplemental disclosures in connection with the proxy statement/prospectus sent to the Holdings unitholders soliciting approval of the proposed merger. In addition, the MOU provides that plaintiffs’ counsel will petition the court for an award of attorneys’ fees and expenses to be paid by Holdings. As part of the proposed settlement, Holdings has agreed to pay up to $1,000,000 to plaintiffs’ counsel for their fees and expenses, subject to court approval that such an award is reasonable. The MOU further provides that the parties will enter into a stipulation of settlement which will provide, among other things, for the conditional certification of a settlement class. The stipulation of settlement will be subject to customary conditions, including court approval following notice to Holdings unitholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the court will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release on behalf of the class in the Consolidated Holdings Action and the Platt lawsuit all claims that were or could have been brought challenging any aspect of the proposed merger, the merger agreement, and any disclosure made in connection therewith and a dismissal with prejudice will be filed. The proposed settlement is subject to a number of conditions, including, without limitation, completion of certain discovery by the plaintiffs, the consummation of the merger and court approval of the proposed settlement. There is no assurance that these conditions will be satisfied.

The foregoing description of the MOU does not purport to be complete and is qualified in its entirety by reference to the MOU, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition to the unitholder class action lawsuit filed by Inergy unitholders challenging the proposed merger as previously disclosed on pages 94-96 of the proxy statement/prospectus, a second Inergy unitholder class action lawsuit, Joel A. Gerber v. Inergy GP, LLC et al., No. 5864, has been filed in the Court of Chancery of the State of Delaware (collectively, the “Inergy Unitholder Lawsuits”). The plaintiffs in the Inergy Unitholder Lawsuits filed a motion for a temporary injunction and a motion for expedited treatment. The court granted the motion for expedited treatment and consolidated the Inergy Unitholder Lawsuits (the “Consolidated Inergy Action”). The parties have engaged in discovery, and a hearing on the motion for temporary injunction was held on October 22, 2010. The Consolidated Inergy Action alleges several causes of action challenging the proposed merger, including that the named directors and officers have breached Inergy’s limited partnership agreement and their fiduciary duties in connection with the proposed merger. Specifically, the Consolidated Inergy Action alleges that Inergy is paying an excessive price to Holdings unitholders, thereby diluting the value of Inergy to its current unitholders. The consideration provided to Holdings unitholders, the Consolidated Inergy Action alleges, represents a 20.7% premium to Holdings unitholders and exceeds Holdings’ aggregate enterprise value by 27%. The Consolidated Inergy Action further alleges that the proposed merger will reduce Inergy’s public unitholders’ ownership in Inergy from 92% to 57%—without providing an adequate return to Inergy unitholders—so that the named directors and officers can avoid potential tax ramifications related to their Holdings common units. Additionally, the Consolidated Inergy Action alleges several deficiencies in the process by which the named directors and officers are conducting the proposed transaction. Finally, the plaintiffs in the Consolidated Inergy Action argue that Inergy’s unitholders must vote on the proposed merger because the merger agreement, they allege, constitutes a merger between Inergy and Holdings.

Important Information for Investors and Unitholders

In connection with the proposed merger and related transactions between Inergy and Holdings, Inergy filed with the Securities and Exchange Commission (“SEC”), and the SEC declared effective on September 30, 2010, a registration statement on Form S-4 that includes a proxy statement of Holdings that also constitutes a prospectus of Inergy. INERGY AND HOLDINGS URGE INVESTORS AND HOLDINGS UNITHOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and unitholders may obtain free copies of the proxy statement/prospectus and other documents containing important information about Inergy and Holdings through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Inergy are available free of charge on Inergy’s website at www.inergylp.com under the tab “Investor Relations” then select “Inergy, L.P.” or by contacting Inergy’s investor relations administrator at (816) 842-8181. Copies of the documents filed with the SEC by Holdings are available free of charge on Holdings’ website at www.inergylp.com under the tab “Investor Relations” then select “Inergy Holdings, L.P.” or by contacting Holdings’ investor relations administrator at (816) 842-8181.

Inergy, Holdings and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of Holdings in connection with the proposed transaction. Information about the directors and executive officers of Inergy is set forth in its Annual Report on Form 10-K for the fiscal year ended September 30, 2009, which was filed with the SEC on November 30, 2009. Information about the directors and executive officers of Holdings is set forth in its Annual Report on Form 10-K for the fiscal year ended September 30, 2009, which was filed with the SEC on November 30, 2009. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” that are not limited to historical facts, but reflect Inergy’s and Holdings’ current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Inergy’s and Holdings’ expectations with respect to the settlement of litigation relating to the Consolidated Holdings Action and the Platt lawsuit.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inergy and Holdings and are difficult to predict. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from Inergy’s and Holdings’ expectations include the risk and uncertainties involved in the litigation process, such as the possibility that the court will not approve the proposed settlement of the Consolidated Holdings Action and the Platt lawsuit as contemplated by the MOU and the possibility that all of the conditions relating to the proposed settlement of the Consolidated Holdings Action and the Platt lawsuit are not satisfied.

Inergy and Holdings caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Inergy’s and Holdings’ most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings. All subsequent written and oral forward-looking statements concerning Inergy, Holdings, the proposed transaction or other matters and attributable to Inergy or Holdings or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither Inergy nor Holdings undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Memorandum of Understanding, dated October 25, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY HOLDINGS, L.P.

	By:	INERGY HOLDINGS GP, LLC, its General Partner

Date: October 25, 2010	By:	/S/ LAURA L. OZENBERGER
Laura L. Ozenberger
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Memorandum of Understanding, dated October 25, 2010